Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES REPORTS THIRD QUARTER 2017 RESULTS
Company reports revenues of $202 million, net income of $0.03 per share
THE WOODLANDS, TX – OCTOBER 30, 2017 – Newpark Resources, Inc. (NYSE: NR) today announced results for its third quarter ended September 30, 2017. Total revenues for the third quarter of 2017 were $201.7 million compared to $183.0 million in the second quarter of 2017 and $104.6 million in the third quarter of 2016. Net income for the third quarter of 2017 was $2.7 million, or $0.03 per diluted share, compared to net income of $1.6 million, or $0.02 per diluted share, in the second quarter of 2017, and a net loss of $13.5 million, or $0.16 per share, in the third quarter of 2016. Third quarter 2016 results included a total of $2.6 million of charges associated with asset demobilization and wind-down of our operations in Uruguay.
Paul Howes, Newpark’s President and Chief Executive Officer, stated, “We’re very pleased to report another solid quarter of revenue growth across both segments. In Fluids, revenue gains were once again led by our North American operations. Despite the modest headwind created by Hurricane Harvey, U.S. revenues improved by 10% sequentially, outperforming the market rig count gains for the fourth consecutive quarter. The relative outperformance in the quarter is largely attributable to the deepwater Gulf of Mexico, where projects with two customers contributed $4 million of revenue to the third quarter. Canadian revenues also rebounded in the third quarter, reflecting the typical seasonal pattern following Spring break-up, resulting in a 16% sequential increase in total North American fluids revenue. Internationally, fluids revenues remained relatively stable, as improvements in customer activity in Romania was partially offset by declines in Kuwait, Algeria, and Albania largely related to project timing. The segment operating margin improved modestly, with the incremental benefit of the stronger revenues being partially offset by the unfavorable impact of price concessions on an NOC customer contract as well as a modestly softer product mix in the U.S.
“The Mats business posted another strong quarter, which continues to reflect the benefits of our diversification strategy. Despite the anticipated reduction in rental activity following the completion of a few large scale utility transmission and distribution projects in the second quarter, segment revenues improved in the third quarter, led by $13 million of mat sales,” added Howes. “And while the rental activity into the utilities sector declined, this was partially offset by an increase in rental activity for pipeline customers.”
2017 Convertible Notes Settlement
In advance of the October 1, 2017 maturity of convertible notes, the Company placed an additional $54.8 million of cash into an escrow account in the third quarter of 2017, increasing the total balance in escrow (reported within prepaid expenses and other current assets) to $84.9 million as of September 30, 2017. These funds were used for the full satisfaction of the 2017 Convertible Notes following the end of the third quarter.

Segment Results
The Fluids Systems segment generated revenues of $166.7 million in the third quarter of 2017 compared to $150.6 million in the second quarter of 2017 and $89.1 million in the third quarter of 2016. Segment operating income was $7.9 million in the third quarter of 2017, compared to $5.9 million of income in the second quarter of 2017 and a $9.0 million loss in the third quarter of 2016. Segment results for the third quarter of 2016 included $2.6 million of charges associated with asset demobilization and wind-down of our operations in Uruguay following the customer decision to discontinue offshore exploration efforts in the country.
The Mats and Integrated Services segment generated revenues of $34.9 million in the third quarter of 2017 compared to $32.4 million in the second quarter of 2017 and $15.5 million in the third quarter of 2016. Segment operating income was $10.9 million in the third quarter of 2017, compared to $11.4 million in the second quarter of 2017, and $0.9 million in the third quarter of 2016.
CONFERENCE CALL
Newpark has scheduled a conference call to discuss third quarter 2017 results, which will be broadcast live over the Internet, on Tuesday, October 31, 2017 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial (412) 902-0030 and ask for the Newpark conference call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com.  For those who cannot listen to the live call, a replay will be available through November 14, 2017 and may be accessed by dialing (201) 612-7415 and using pass code 13670778#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days.
Newpark Resources, Inc. is a worldwide provider of value-added drilling fluids systems and composite matting systems used in oilfield and other commercial markets. For more information, visit our website at www.newpark.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and future financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2016, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry, our customer concentration and reliance on the U.S. exploration and production market, risks related to our international operations, the cost and continued availability of borrowed funds including noncompliance with debt covenants, operating hazards present in the oil and natural gas industry, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials and skilled personnel, our market competition, compliance with legal and regulatory matters, including environmental regulations, the availability of insurance and the risks and limitations of our insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, risks related to severe weather, particularly in the U.S. Gulf Coast, cybersecurity breaches or business system disruptions and risks related to the fluctuations in the market value of our common stock. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenues	$201,663	$183,020	$104,554	$543,374	$334,413
Cost of revenues	164,587	148,431	99,293	442,608	313,669
Selling, general and administrative expenses	27,270	26,630	21,736	79,297	66,663
Other operating income, net	(76)	(9)	(1,420)	(127)	(3,829)
Impairments and other charges	—	—	—	—	6,925
Operating income (loss)	9,882	7,968	(15,055)	21,596	(49,015)

Foreign currency exchange loss (gain)	174	534	761	1,100	(440)
Interest expense, net	3,586	3,441	2,127	10,245	7,230
Gain on extinguishment of debt	—	—	—	—	(1,894)
Income (loss) from operations before income taxes	6,122	3,993	(17,943)	10,251	(53,911)

Provision (benefit) for income taxes	3,469	2,361	(4,492)	6,949	(13,256)
Net income (loss)	$2,653	$1,632	$(13,451)	$3,302	$(40,655)

Calculation of EPS:
Basic - net income (loss)	$2,653	$1,632	$(13,451)	$3,302	$(40,655)
Assumed conversions of 2017 Convertible Notes	—	—	—	—	—
Diluted - adjusted net income (loss)	$2,653	$1,632	$(13,451)	$3,302	$(40,655)

Basic - weighted average common shares outstanding	85,426	84,653	83,998	84,749	83,573
Dilutive effect of stock options and restricted stock awards	2,251	2,662	—	2,545	—
Dilutive effect of 2017 Convertible Notes	—	—	—	—	—
Dilutive effect of 2021 Convertible Notes	—	—	—	—	—
Diluted - weighted average common shares outstanding	87,677	87,315	83,998	87,294	83,573

Income (loss) per common share - basic:	$0.03	$0.02	$(0.16)	$0.04	$(0.49)
Income (loss) per common share - diluted:	$0.03	$0.02	$(0.16)	$0.04	$(0.49)

Note: For all periods presented, we excluded the assumed conversion of the Convertible Notes in calculating diluted earnings per share as the effect was anti-dilutive.

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenues
Fluids systems	$166,726	$150,623	$89,097	$453,399	$283,901
Mats and integrated services	34,937	32,397	15,457	89,975	50,512
Total revenues	$201,663	$183,020	$104,554	$543,374	$334,413

Operating income (loss)
Fluids systems (1)	$7,930	$5,863	$(8,995)	$20,145	$(36,126)
Mats and integrated services	10,941	11,419	882	28,762	8,607
Corporate office	(8,989)	(9,314)	(6,942)	(27,311)	(21,496)
Operating income (loss)	$9,882	$7,968	$(15,055)	$21,596	$(49,015)

Segment operating margin
Fluids systems (1)	4.8%	3.9%	(10.1)%	4.4%	(12.7)%
Mats and integrated services	31.3%	35.2%	5.7%	32.0%	17.0%

(1) Operating results for the third quarter and first nine months of 2016 included $2.6 million of charges associated with asset demobilization and wind-down of our operations in Uruguay following the customer decision to discontinue offshore exploration efforts in the country. Operating results for the first nine months of 2016 also included $7.6 million of charges associated with asset impairments primarily in the Asia Pacific region and $4.1 million of charges associated with workforce reductions.

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$64,741	$87,878
Receivables, net	262,105	214,307
Inventories	164,384	143,612
Prepaid expenses and other current assets	104,703	17,143
Total current assets	595,933	462,940

Property, plant and equipment, net	298,663	303,654
Goodwill	20,415	19,995
Other intangible assets, net	4,312	6,067
Deferred tax assets	3,379	1,747
Other assets	3,221	3,780
Total assets	$925,923	$798,183

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$85,119	$83,368
Accounts payable	85,049	65,281
Accrued liabilities	50,138	31,152
Total current liabilities	220,306	179,801

Long-term debt, less current portion	139,721	72,900
Deferred tax liabilities	36,559	38,743
Other noncurrent liabilities	7,577	6,196
Total liabilities	404,163	297,640

Common stock, $0.01 par value, 200,000,000 shares authorized and 101,150,629 and 99,843,094 shares issued, respectively	1,012	998
Paid-in capital	568,743	558,966
Accumulated other comprehensive loss	(53,727)	(63,208)
Retained earnings	132,825	129,873
Treasury stock, at cost; 15,316,359 and 15,162,050 shares, respectively	(127,093)	(126,086)
Total stockholders’ equity	521,760	500,543
Total liabilities and stockholders' equity	$925,923	$798,183

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2017	2016
Cash flows from operating activities:
Net income (loss)	$3,302	$(40,655)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Impairments and other non-cash charges	—	9,493
Depreciation and amortization	28,998	28,421
Stock-based compensation expense	8,458	8,865
Provision for deferred income taxes	(3,489)	(3,205)
Net provision for doubtful accounts	1,386	2,032
Gain on sale of assets	(4,896)	(2,331)
Gain on extinguishment of debt	—	(1,894)
Amortization of original issue discount and debt issuance costs	4,068	1,150
Change in assets and liabilities:
(Increase) decrease in receivables	(73,512)	31,360
(Increase) decrease in inventories	(17,348)	25,368
Increase in other assets	(1,621)	(568)
Increase (decrease) in accounts payable	17,996	(24,241)
Increase (decrease) in accrued liabilities and other	52,421	(3,860)
Net cash provided by operating activities	15,763	29,935

Cash flows from investing activities:
Capital expenditures	(21,888)	(33,390)
Increase in restricted cash	(85,680)	(578)
Proceeds from sale of property, plant and equipment	2,233	3,317
Business acquisitions, net of cash acquired	—	(3,761)
Net cash used in investing activities	(105,335)	(34,412)

Cash flows from financing activities:
Borrowings on lines of credit	84,900	6,056
Payments on lines of credit	(21,400)	(7,210)
Purchase of 2017 Convertible Notes	—	(9,206)
Debt issuance costs	(342)	(2,143)
Other financing activities	1,487	1,452
Proceeds from employee stock plans	2,107	508
Purchases of treasury stock	(2,761)	(1,236)
Net cash provided by (used in) financing activities	63,991	(11,779)

Effect of exchange rate changes on cash	2,444	982

Net decrease in cash and cash equivalents	(23,137)	(15,274)
Cash and cash equivalents at beginning of year	87,878	107,138
Cash and cash equivalents at end of period	$64,741	$91,864

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)
To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA Margin, Net Debt and the Ratio of Net Debt to Capital.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and/or that of other companies in our industry. In addition, management uses these measures to evaluate operating performance, and our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.

Consolidated	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income (loss) (GAAP) (1)	$2,653	$1,632	$(13,451)	$3,302	$(40,655)
Interest expense, net	3,586	3,441	2,127	10,245	7,230
Provision (benefit) for income taxes	3,469	2,361	(4,492)	6,949	(13,256)
Depreciation and amortization	9,754	9,857	9,220	28,998	28,421
EBITDA (non-GAAP) (1)	$19,462	$17,291	$(6,596)	$49,494	$(18,260)
(1) Net loss and EBITDA for the third quarter and first nine months of 2016 included a total of $2.6 million of charges associated with asset demobilization and wind-down of our operations in Uruguay. Net loss and EBITDA for the first nine months of 2016 also included $7.6 million of charges associated with asset impairments primarily in the Asia Pacific region and $4.6 million of charges associated with workforce reductions.

Fluids Systems	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Operating income (loss) (GAAP) (2)	$7,930	$5,863	$(8,995)	$20,145	$(36,126)
Depreciation and amortization	5,540	5,513	4,979	16,221	15,562
EBITDA (non-GAAP) (2)	13,470	11,376	(4,016)	36,366	(20,564)
Revenues	166,726	150,623	89,097	453,399	283,901
Operating Margin (GAAP)	4.8%	3.9%	(10.1)%	4.4%	(12.7)%
EBITDA Margin (non-GAAP)	8.1%	7.6%	(4.5)%	8.0%	(7.2)%
(2) Operating loss and EBITDA for the third quarter and first nine months of 2016 included $2.6 million of charges associated with asset demobilization and wind-down of our operations in Uruguay. Operating loss and EBITDA for the first nine months of 2016 also included $7.6 million of charges associated with asset impairments primarily in the Asia Pacific region and $4.1 million of charges associated with workforce reductions.

Mats and Integrated Services	Three Months Ended			Nine Months Ended
(In thousands)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Operating income (loss) (GAAP)	$10,941	$11,419	$882	$28,762	$8,607
Depreciation and amortization	3,401	3,534	3,491	10,414	10,627
EBITDA (non-GAAP)	14,342	14,953	4,373	39,176	19,234
Revenues	34,937	32,397	15,457	89,975	50,512
Operating Margin (GAAP)	31.3%	35.2%	5.7%	32.0%	17.0%
EBITDA Margin (non-GAAP)	41.1%	46.2%	28.3%	43.5%	38.1%

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of total debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

(In thousands)	September 30, 2017	December 31, 2016
Current debt (1)	$85,119	$83,368
Long-term debt, less current portion	139,721	72,900
Total Debt	224,840	156,268
Total stockholders' equity	521,760	500,543
Total Capital	$746,600	$656,811

Ratio of Total Debt to Capital (1)	30.1%	23.8%

Total Debt	$224,840	$156,268
Less: cash and cash equivalents	(64,741)	(87,878)
Less: specific restricted cash (2)	(84,917)	—
Net Debt	75,182	68,390
Total stockholders' equity	521,760	500,543
Total Capital, Net of Cash	$596,942	$568,933

Ratio of Net Debt to Capital	12.6%	12.0%

(1) Current debt includes $83.3 million of 2017 Convertible Notes which were fully repaid on October 2, 2017. Pro-forma ratio of total debt to capital after repayment was 21.3%.
(2) Restricted cash included in prepaid expenses and other current assets as of September 30, 2017 that was used to fully settle the 2017 Convertible Notes on October 2, 2017.

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